Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

VISLINK TECHNOLOGIES, INC.

A Delaware corporation

(Adopted as of August 18, 2021)

ARTICLE I

OFFICES

Vislink Technologies, Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, and on such date and at such time as the Board of Directors may fix by resolution and as set forth in the notice of the meeting.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held each year on such date and at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II of these Third Amended and Restated Bylaws (the “Bylaws”). The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting.

Section 3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, by the Chairman of the Board (if one shall have been elected) or in the manner specified in the Corporation’s certificate of incorporation, if any, as then in effect (the “Certificate of Incorporation”). Special meetings of the stockholders shall be held on such date and at such time and at such place, if any, either within or without the State of Delaware, as shall be designated in the notice of meeting or by means of remote communication. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

Section 4. Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware (the “DGCL”) or the Certificate of Incorporation).

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(a) Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission, if permitted pursuant to applicable law. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Subject to the limitations of Section 4(c) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c) Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place, if any, of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 of ARTICLE II or to vote in person or by proxy at any meeting of stockholders.

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Section 6. Quorum. At each meeting of the stockholders, except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, the holders of record of one-third of the voting power of the issued and outstanding shares of stock of the Corporation entitled to be voted at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business; provided, however, that in any case where the holders of preferred stock or any series thereof are entitled to vote as a class, one-third of the voting power of the issued and outstanding shares of such preferred stock, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority of the voting power of the shares present in person or by proxy and entitled to vote at, or the chairman or the secretary of such meeting, may adjourn the meeting from time to time in the manner provided in Section 7 of ARTICLE II of these Bylaws until a quorum shall attend; provided, however, that at any such meeting where the holders of preferred stock or any series thereof are entitled to vote as a class, if one class or series of stock of the Corporation but not another has a quorum present, the meeting may proceed with the business to be conducted by any class or series having a quorum present, and may be adjourned from time to time in respect of business to be conducted by any class or series not having a quorum present. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required by statute, the Certificate of Incorporation or these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required in respect of such other matter.

Section 7. Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, if the adjournment is for more than 30 days, a notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholder and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. A determination of stockholders of record entitled to notice of and to vote at any meeting shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for notice of and to vote at such adjourned meeting. If a new record date for stockholders entitled to notice of and to vote at such adjourned meeting is fixed, such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting. Notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the holders of a majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or the certificate of designations relating to any series of preferred stock then outstanding, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the DGCL, the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder who has voting power regarding the matter in question. Stockholders shall not be entitled to cumulate their votes for election of directors.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

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Section 11. Advance Notice of Stockholder Business and Director Nominations.

(a) Business at Annual Meetings of Stockholders.

(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors or any committee thereof, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 11(a) of ARTICLE II and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 11(a) of ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s annual meeting proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii) For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(e) of this ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day the Public Announcement (as defined in Section 11(e) of this ARTICLE II) of the date of the annual meeting is first made by the Corporation or (B) the date which is 90 days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of this ARTICLE II will be deemed received on any given day if received prior to the close of business on such day (and otherwise on the next succeeding day).

(iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C), (D), (F) and (G) below, (C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 11(e) of this ARTICLE II) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 11(e) of this ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between or among such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder and (G) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to this Section 11(a) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II.

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(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11(a) of ARTICLE II.

(b) Nominations at Annual Meetings of Stockholders.

(i) Only persons who are nominated in accordance and compliance with the procedures set forth in Section 11(b) of ARTICLE II shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any committee thereof or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(b) of ARTICLE II and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(b) of ARTICLE II. For the avoidance of doubt, clause (B) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of ARTICLE II to the President and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement (as defined in Section 11(b)(iii) of ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the President at the principal executive offices of the Corporation in proper written form not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made by the Corporation and the date which is 90 days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day (and otherwise on the next succeeding day).

(iii) To be in proper written form, a stockholder’s notice to the President shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected), (B) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C), (D), (F) and (G) below, (C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (F) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, and (G) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of ARTICLE II and shall comply with Section 11(f) of ARTICLE II.

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(iv) Notwithstanding anything in Section 11(b)(ii) of ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 11(b)(ii) of this ARTICLE II and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of ARTICLE II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(c) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE II and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(c) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(c) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(c) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of ARTICLE II and shall comply with Section 11(f) of ARTICLE II.

(d) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 11 of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is 10 business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth business day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting of stockholders or any adjournment or postponement thereof).

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(e) Definitions. For purposes of this Section 11 of ARTICLE II, the term:

(i) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(ii) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(iii) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(iv) “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

(f) Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Section 11(b) or 11(c) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.

(g) Authority of Chairman of Meeting. Except as otherwise provided by applicable law, the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws (including whether the stockholder (or Stockholder Associated Person, if any) on whose behalf the nomination or proposal is made solicited (or was part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such nominee or proposal in compliance with such stockholder’s Solicitation Statement or Nomination Solicitation Statement, as applicable) and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11 of Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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(h) Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to this Section 11 of ARTICLE II.

(i) Effect on Other Rights. Nothing in these Bylaws shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the certificate of designations relating to any series of preferred stock then outstanding. Notwithstanding the foregoing, the restrictions, requirements and limitations in this Section 11 shall not apply to any nominations to be brought before an annual or special meeting of stockholders as directed or requested pursuant to any stockholders, investors’ rights or similar agreement in effect on the date hereof.

Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall, unless otherwise required by law, not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

Section 13. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by the Chairman (or a Co-Chairman designated by the Board of Directors), or in his or her absence, such other chairman designated by the Board of Directors from among the Chief Executive Officer and Chief Financial Officer, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairman of the meeting shall have the power, right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting.

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(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding and these Bylaws.

Section 2. Nomination and Election. Members of the Board of Directors shall be elected in accordance with the terms of the Certificate of Incorporation and the Bylaws. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes cast. Notwithstanding anything to the contrary contained in these Bylaws, to the extent any stockholders, investors’ rights or similar agreement sets forth procedures governing the nomination of members to the Board of Directors and/or any committees thereof, the Corporation and the Board of Directors must act in accordance with the provisions of any such agreement in complying with the provisions of this ARTICLE III. Elections of directors need not be by written ballot.

Section 3. Annual Meetings. Except as otherwise may be determined by the Board of Directors, the annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the annual meeting of stockholders. In the event the annual meeting of stockholders takes place telephonically or through any other means by which the stockholders do not convene in any one location, the annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders at such place, if any, either within or outside the State of Delaware, as may be designated by the Board of Directors.

Section 4. Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held, within or outside the State of Delaware, without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chairman or upon the written request of at least a majority of the directors then in office.

Section 5. Notice of Meetings. Notice of the annual or any regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 5, in which notice shall be stated the time and place of the meeting, provided that in case of exigency, the Chairman of the Board of Directors, the President or the Secretary shall prescribe a shorter notice to be given personally or by telephone, facsimile transmission, email message or electronic or other wireless communication to all or any one or more of the directors at their respective residences or places of business.

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Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) forty-eight (48) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, facsimile, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, facsimile, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Waiver of Notice. Any director may waive notice of any meeting by a writing signed by the director or by electronic transmission from the director entitled to the notice and filed with the minutes or corporate records. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Number and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed exclusively from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or the sole remaining director, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A vacancy on the Board of Directors created by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of the office continuing only until the next election of directors by the stockholders.

Section 8. Chairman and Co-Chairmen of the Board. Subject to the provisions of any applicable stockholders, investors’ rights or similar agreement then in effect, (a) the Board of Directors may elect or remove, by the affirmative vote of a majority of the directors then in office, a Chairman, or if there shall be more than one at any time, a Co-Chairman (provided that no more than two Co-Chairmen shall be in office at any time), and (b) the Chairman (or Co-Chairmen, as applicable) shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient; provided, however, that the individuals serving from time to time as Chief Executive Officer shall also serve as a Co-Chairman of the Board of Directors unless otherwise determined by the affirmative vote of at least seventy-five percent (75%) of the directors then in office. Any Chairman or Co-Chairman must be a director of the Corporation and may also be an officer of the Corporation, but in no event shall any Chairman or Co-Chairman be deemed to be an officer or employee of the Corporation solely by virtue of his or her service as Chairman or Co-Chairman. The Chairman (or a Co-Chairman designated by the Board of Directors) shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and, subject to the provisions of these Bylaws and the direction of the Board of Directors, the Chairman (or each Co-Chairman, as applicable) shall have such powers and perform such duties that are commonly incident to the position of chairman of the board or as may be prescribed from time to time by the Board of Directors or provided in these Bylaws.

Section 9. Quorum, Required Vote and Adjournment. A majority of the directors then in office shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. Unless otherwise provided by applicable law, the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding or these Bylaws a different vote is required, the affirmative vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the chairman of the meeting may from time to time determine.

Section 10. Committees. The Board of Directors (a) may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation and (b) shall during such period of time as any securities of the Corporation are listed on any exchange designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. To the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors, each such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

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Section 11. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as otherwise provided herein. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, including participation on any committees.

Section 14. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 15. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation or the certificate of designations relating to any series of preferred stock then outstanding, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of, subject to the discretion of the Board of Directors, a Chief Executive Officer, Secretary, Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or such other officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors at its discretion, with or without cause, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

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Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, a duly authorized committee thereof or such officers as may be designated by resolution of the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chairman (or any Co-Chairman, as applicable), the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Corporation and shall be its chief policy making officer. In the absence of the Chairman, the Chief Executive Officer shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or provided in these Bylaws. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. For all purposes of the DGCL, the Chief Executive Officer shall be deemed to be the President of the Corporation at all times.

Section 7. The Chief Financial Officer. Subject to the powers of the Board of Directors, the Chairman (or any Co-Chairman, as applicable) and the Chief Executive Officer, the Chief Financial Officer shall be in the general and active charge of all financial and accounting matters and for the direction of the offices of treasurer and controller and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman (or any Co-Chairman, as applicable) or the Chief Executive Officer or as may be provided in these Bylaws.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors or the Chief Executive Officer, shall have such powers and perform other duties as may be prescribed from time to time by the Board of Directors, the Chairman (or any Co-Chairman, as applicable) or the Chief Executive Officer or as may be provided in these Bylaws. Any Vice President may also be designated as an Executive Vice Presidents or Senior Vice President as determined by the Board of Directors from time to time.

Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof), all meetings of the stockholders and all meetings of all committees of the Board of Directors and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, the Chairman (or any Co-Chairman, as applicable) or the Chief Executive Officer or as may be provided in these Bylaws; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or the Chief Executive Officer, shall in the absence of the Secretary, perform the duties and exercise the powers of the Secretary and shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, the Chairman (or any Co-Chairman, as applicable), the Chief Executive Officer or the Secretary or as may be provided in these Bylaws.

Section 10. Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer and the Board of Directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the Secretary or as may be provided in these Bylaws. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the Chief Executive Officer, shall in the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, the Chairman (or any Co-Chairman, as applicable), the Chief Executive Officer or the Treasurer or as may be provided in these Bylaws.

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Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all signatures on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding, these Bylaws or any other instrument, the rights and obligations of stockholders are identical, whether or not their shares are represented by certificates.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

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Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings which is expressly governed by Section 12 of ARTICLE II), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Subject to and in accordance with applicable law, the Certificate of Incorporation and the certificate of designations relating to any series of preferred stock then outstanding, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of applicable law, the Certificate of Incorporation and the certificate of designations relating to any series of preferred stock then outstanding. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Loans. Subject to compliance with applicable law (including Section 13(k) of the Exchange Act), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section 6 of ARTICLE VI.

Section 7. Voting Securities Owned By Corporation. The Chairman (or any Co-Chairman, as applicable), if any, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation, unless the Board of Directors specifically confers authority to vote or act with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

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Section 8. Inspection of Books and Records. Subject to applicable law, the Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors.

Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the certificate of designations relating to any series of preferred stock then outstanding, the DGCL or any other applicable law, or any stockholders, investors’ rights or similar agreement, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

INDEMNIFICATION

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, member, trustee, administrator, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this ARTICLE VII shall be a contract right. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation.

Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under this Section 2 of ARTICLE VII shall be made promptly. If a claim for indemnification pursuant to this ARTICLE VII is not paid in full within 60 days after the Corporation has received a written request for indemnity, or a claim for the advancement of expenses is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expense, in whole or in part, in any such action shall also be paid by the Corporation to the fullest extent permitted by Delaware law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification and advancement of expenses is provided pursuant to Section 1 of this ARTICLE VII shall be the same procedure set forth in this Section 2 of ARTICLE VII for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employee or agent.

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Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service.

Section 6. Non-Exclusivity of Rights; Continuation of Rights to Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8. Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

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ARTICLE VIII

FEDERAL FORUM SELECTION CLAUSE

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Certificate of Incorporation.

ARTICLE IX

AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with the Certificate of Incorporation.

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